UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2018 (April 5, 2018)

Resolute Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1700 Lincoln Street, Suite 2800, Denver, CO

(Address of principal executive offices)

80203

(Zip Code)

Registrant’s telephone number, including area code:  303-534-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Purchase Agreement

On April 5, 2018, Resolute Energy Corporation (the “Company”) and its subsidiaries (the “Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with Goldman Sachs & Co. LLC, as the representative (the “Representative”) of the initial purchasers named therein (the “Purchasers”), relating to the sale by the Company of $75 million aggregate principal amount of the Company’s 8.50% Senior Notes due 2020 (the “Senior Notes”). The Guarantors agreed to guarantee payment of the Senior Notes. The Senior Notes constituted an additional issuance of notes under the same indenture as $525 million of the Company’s 8.50% Senior Notes due 2020 (the “Original Senior Notes”) that were previously issued. The net proceeds of the offering of the Senior Notes, after reflecting the Representative’s discounts and commissions, and estimated offering expenses, were approximately $74.0 million.

The offering of the Senior Notes was made only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. The Senior Notes were not registered under the Securities Act or the securities laws of any other jurisdiction.

In the Purchase Agreement, the Company and the Guarantors made customary representations and warranties and agreed to indemnify the Purchasers against various liabilities, including certain liabilities with respect to the Company’s offering memorandum relating to the Senior Notes. The closing of the sale of the Senior Notes occurred on April 9, 2018. A copy of the Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The description above does not purport to be complete and is qualified in its entirety by the Purchase Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The Representative or its affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In particular, an affiliate of the Representative is a lender under the Company’s revolving credit facility and therefore may receive a portion of the net proceeds from the sale of the Senior Notes that are used to repay borrowings under the Company’s revolving credit facility.

Registration Rights Agreement

The Company entered into a Registration Rights Agreement, dated April 9, 2018, among the Company, the Guarantors and the Purchasers (the “Registration Rights Agreement”), which provides the holders of the Senior Notes certain rights relating to the registration of the Senior Notes under the Securities Act. Pursuant to the Registration Rights Agreement, the Company agreed to conduct a registered exchange offer (the “Exchange Offer”) for the Senior Notes and, in certain circumstances, to file and cause to become effective a shelf registration statement providing for the resale of the Senior Notes. The Company is required to use reasonable best efforts to consummate an exchange offer by June 8, 2018. If the Company is unable to consummate such an exchange offer by June 23, 2018, subject to extension if an exchange offer is ongoing at that date, or upon the occurrence of certain other contingencies, it will be required to pay liquidated damages in the form of additional cash interest to the holders of the Senior Notes. In the event that specified holders are unable to exchange their Senior Notes in the Exchange Offer, the Company will be required to file a shelf registration statement to cover resales of the Senior

Notes by holders who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement.

The description above does not purport to be complete and is qualified in its entirety by the Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Senior Notes were issued under the indenture entered into on April 25, 2012 (as so supplemented or amended, the “Base Indenture”) with Delaware Trust Company (as successor to U.S. Bank National Association), as trustee (the “Trustee”), and the supplemental indenture entered into on April 9, 2018 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Guarantors and the Trustee.  The terms of the Senior Notes and the Original Senior Notes are governed by the Indenture, which contains covenants that, among other things, limit the Company’s and the Guarantors’ ability to incur additional debt, pay dividends on or make other distributions on stock, purchase or redeem stock or subordinated indebtedness, make investments, create liens, enter into transactions with affiliates, sell assets and merge with or into other companies or transfer substantially all of their assets. The Indenture also contains customary events of default. Indebtedness under the Senior Notes may be accelerated in certain circumstances upon an event of default as set forth in the Indenture.

The Company will pay interest on the Senior Notes on May 1 and November 1 of each year, beginning May 1, 2018. The Senior Notes will mature on May 1, 2020.

The description above does not purport to be complete and is qualified in its entirety by the Supplemental Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K, and the Base Indenture, which was previously filed with the SEC as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed April 26, 2012.

The information included under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

 Item 7.01 Regulation FD Disclosure

On April 9, 2018, the Company issued a press release announcing the closing of the offering of the Senior Notes. The press release is furnished herewith as Exhibit 99.3. The information presented herein under Item 7.01 shall be deemed “furnished” and not “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On April 5, 2018, the Company issued (i) a press release announcing that it intends to effect a private offering of the Senior Notes to certain eligible purchasers and (ii) a press release announcing that it has priced its private offering of Senior Notes.  A copy of each press release is filed as Exhibit 99.1 and Exhibit 99.2 hereto, respectively. The press releases are neither an offer to sell nor the solicitation of an offer to buy the Senior Notes or any other securities. The Senior Notes will be offered in the United States only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States in reliance on Regulation S under the Securities Act. The Senior Notes and the related guarantees have not been registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Supplemental Indenture, dated April 9, 2018, among Resolute Energy Corporation, the Guarantors and the Trustee.
10.1	Purchase Agreement, dated April 5, 2018, among Resolute Energy Corporation, the Guarantors and the Purchasers.
10.2	Registration Rights Agreement, dated April 9, 2018, among Resolute Energy Corporation, the Guarantors and the Purchasers.
99.1	Resolute Energy Corporation Press Release regarding Launch of Notes Offering, dated April 5, 2018.
99.2	Resolute Energy Corporation Press Release regarding Pricing of Notes Offering, dated April 5, 2018.
99.3	Resolute Energy Corporation Press Release regarding Closing of Notes Offering, dated April 9, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2018	RESOLUTE ENERGY CORPORATION

	By:	/s/ Richard F. Betz
Richard F. Betz
Chief Executive Officer